Exhibit 16

                          BRAVERMAN INTERNATIONAL, P.C.
                          Certified Public Accountants
                               1255 McDonald Drive
                               PRESCOTT, AZ 86303
                                CELL 602-881-3870
                      PHONE 928-771-1122, FAX 928-777-8378

                               hiluv007@aol.com
July 5, 2005

Arshad Shah, President
Wireless BillboardsTechnology, Inc.
Vancouver BC Canada

Dear Arshad:

This letter is to confirm that we are in agreement with your disclosure on form 8k dated april 23, that we resigned and resinded our resignation as your auditor for Wireless BillboardsTechnology, Inc. as set forth therein. International, P.C., has ceased.

Sincerely,

Ivan Braverman, President
Braverman International, P.C.